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                                                                EXHIBIT  11.1

                                 PICO PRODUCTS,  INC.
                          COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                      Three Months
                                                    Ended October 31,
                                              -------------------------
                                                1997         1996
                                              --------          -------
NET INCOME (LOSS) ATTRIBUTABLE
TO COMMON STOCK                               $  ( 29)          $   101
                                              --------          -------
                                              --------          -------
PRIMARY EARNINGS PER SHARE:

Weighted average number of
    of common shares outstanding                4,186             4,055

Dilutive effect of stock options
    and warrants after application
of treasury stock method                            -               195
                                              --------          -------

Number of shares used to
    compute primary earnings
    per share                                   4,186             4,250

Primary earnings (loss) per share             $ (0.01)          $  0.02
                                              --------          -------
                                              --------          -------


FULLY DILUTED EARNINGS PER SHARE:

Weighted average number
    of common shares
    outstanding                                 4,186             4,055
Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method                           -               195
                                              --------          -------
Number of shares used to
    compute fully diluted
    earnings (loss) per share                   4,186             4,250
Fully diluted earnings (loss)
    per share                                 $(0.01)           $  0.02
                                              --------          -------
                                              --------          -------


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